SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2002

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-17781	77-0181864

(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 253-9600

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 4: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Previous Independent Accountants.

         (i)  On September 18, 2002, Symantec Corporation (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent public accountants.

         (ii)  The reports of Ernst & Young on the financial statements of the Company for each of the past two fiscal years, the fiscal years ended March 30, 2001 and March 29, 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii)  The decision to dismiss Ernst & Young was made and approved by the Audit Committee of the Board of Directors of the Company on September 18, 2002.

         (iv)  During the Company’s two most recent fiscal years and through September 18, 2002, the Company has had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements of the Company for such years.

         (v)  During the Company’s two most recent fiscal years and through September 18, 2002, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         (vi)  The Company has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated September 23, 2002, is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Accountants.

         (i)  KPMG LLP has been engaged by the Company as its new independent public accountants to audit the Company’s financial statements for the fiscal year ending March 28, 2003.

         (ii)  Prior to the engagement of KPMG LLP, the Company (or someone on behalf of the Company) had not consulted with KPMG LLP during its two most recent fiscal years and through the date of this report in any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K..

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

         The following exhibit is filed herewith:

Exhibit No.	Description of Document
16.1	Letter from Ernst & Young dated September 23, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2002		SYMANTEC CORPORATION

		By:	/s/ Arthur F. Courville

Arthur F. Courville Senior Vice President and General Counsel

Exhibit Index

16.1     Letter from Ernst & Young dated September 23, 2002.